FOR IMMEDIATE RELEASE	CONTACTS: Diane Merdian
Redwood Trust, Inc.	(415) 380-2331
Monday, February 27, 2012
Mike McMahon
(415) 384-3805

REDWOOD TRUST REPORTS FOURTH QUARTER 2011 RESULTS

MILL VALLEY, CA – February 27, 2012 – Redwood Trust, Inc. (NYSE:RWT) today reported a net loss for the fourth quarter of 2011 of $3 million, or $0.03 per fully diluted share. This compares to net income of $1 million, or $0.01 per fully diluted share, for the third quarter of 2011, and net income of $15 million, or $0.18 per fully diluted share, for the fourth quarter of 2010.

Redwood also reported an estimated taxable loss of $1 million, or $0.02 per share, during the fourth quarter of 2011. This compares to an estimated taxable income of $6 million, or $0.07 per share, for the third quarter of 2011, and a taxable loss of $6 million, or $0.07 per share, for the fourth quarter of 2010.

Additional information on Redwood’s business, financial results, and non-GAAP metrics is available in The Redwood Review, which is available on Redwood’s website at www.redwoodtrust.com, and in Redwood’s most recent Annual Report on Form 10-K, which is filed with the Securities and Exchange Commission, and which is also available on Redwood’s website.

Cautionary Statement: This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our most recent Annual Report on Form 10-K under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission (SEC), including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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REDWOOD TRUST, INC.

Consolidated Income Statements(1)	Fourth	Third	Second	First	Fourth
($ in millions, except share data)	Quarter	Quarter	Quarter	Quarter	Quarter
	2011	2011	2011	2011	2010

Interest income	$56	$53	$53	$54	$56
Interest expense	(29)	(24)	(24)	(22)	(22)
Net interest income	27	29	29	32	34
Provision for loan losses	(8)	(4)	(2)	(3)	(8)
Market valuation adjustments, net	(10)	(13)	(11)	(6)	-
Net interest income after provision and	10	12	17	24	26
market valuation adjustments
Operating expenses	(13)	(12)	(12)	(12)	(13)
Realized gains on sales and calls, net	0	1	6	4	2
Provision for income taxes	-	-	-	-	-
Net (loss) income	(3)	1	10	16	15
Less: Net income (loss) attributable to noncontrolling interest	-	-	1	(2)	-
Net (Loss) Income Attributable to Redwood Trust, Inc.	$(3)	$1	$9	$18	$15

Average diluted shares (thousands)	78,370	78,471	79,478	79,372	78,944
Diluted (loss) earnings per share	$(0.03)	$0.01	$0.11	$0.22	$0.18
Regular dividends declared per common share	$0.25	$0.25	$0.25	$0.25	$0.25

(1) Certain totals may not foot due to rounding.

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REDWOOD TRUST, INC.

Consolidated Income Statements(1)
($ in millions, except share data)	Years Ended December 31,
	2011	2010

Interest income	$217	$230
Interest expense	(99)	(85)
Net interest income	118	145
Provision for loan losses	(16)	(24)
Market valuation adjustments, net	(40)	(20)
Net interest income after provision and	62	102
market valuation adjustments
Operating expenses	(48)	(54)
Realized gains on sales and calls, net	11	63
Provision for income taxes	(0)	(0)
Net income	25	111
Less: Net (loss) income attributable to noncontrolling interest	(1)	1
Net Income Attributable to Redwood Trust, Inc.	$26	$110

Average diluted shares (thousands)	78,300	78,811
Diluted earnings per share	$0.31	$1.36
Regular dividends declared per common share	$1.00	$1.00

(1) Certain totals may not foot due to rounding.

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REDWOOD TRUST, INC.

Consolidated Balance Sheets(1)	31-Dec	30-Sep	30-Jun	31-Mar	31-Dec
($ in millions, except share data)	2011	2011	2011	2011	2010

Residential real estate loans	$4,195	$4,158	$3,860	$3,796	$3,797
Commercial real estate loans	170	111	84	62	50
Real estate securities, at fair value:
Trading securities	253	278	297	322	330
Available-for-sale securities	729	755	741	782	825
Cash and cash equivalents	267	133	80	220	47
Other assets	130	119	103	101	95
Total Assets	$5,743	$5,554	$5,165	$5,283	$5,144

Short-term debt	$428	$-	$41	$-	$44
Other liabilities	144	163	119	104	123
Asset-backed securities issued	4,139	4,293	3,839	3,957	3,761
Long-term debt	140	140	140	140	140
Total liabilities	4,851	4,595	4,138	4,201	4,068
Stockholders’ equity	893	959	1,025	1,075	1,065
Noncontrolling interest	-	-	2	7	11
Total equity	893	959	1,027	1,082	1,076

Total Liabilities and Equity	$5,743	$5,554	$5,165	$5,283	$5,144

Shares outstanding at period end (thousands)	78,556	78,495	78,555	78,139	78,125
GAAP book value per share	$11.36	$12.22	$13.04	$13.76	$13.63

(1) Certain totals may not foot due to rounding. See notes to consolidating balance sheet on page 6.

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REDWOOD TRUST, INC.

The following tables show the estimated effect that Redwood (Parent), New Sequoia Entities, and our Other Consolidated Entities had on GAAP income for the three and twelve months ended December 31, 2011.

Consolidating Income Statement(1)
Three Months Ended December 31, 2011		New	Other
($ in millions)	Redwood	Sequoia	Consolidated	Intercompany	Redwood
	(Parent) (2)	Entities	Entities	Adjustments	Consolidated

Interest income	$20	$8	$21	$-	$49
Net discount (premium) amortization	9	(0)	(1)	-	8
Total interest income	29	8	20	-	56
Interest expense	(5)	(7)	(18)	-	(29)
Net interest income	24	1	2	-	27
Provision for loan losses	(1)	-	(7)	-	(8)
Market valuation adjustments, net	(11)	-	1	-	(10)
Net interest income (loss) after provision	12	1	(4)	-	10
and market valuation adjustments
Operating expenses	(13)	-	(0)	-	(13)
Realized gains on sales and calls, net	-	-	0	-	0
Income from New Sequoia Entities	1	-	-	(1)	-
Loss from Other Consolidated Entities	(3)	-	-	3	-
Noncontrolling interest	-	-	-	-	-
Provision for income taxes	-	-	-	-	-
Net (Loss) Income	$(3)	$1	$(3)	$2	$(3)

Consolidating Income Statement(1)
Year Ended December 31, 2011		New	Other
($ in millions)	Redwood	Sequoia	Consolidated	Intercompany	Redwood
	(Parent) (2)	Entities	Entities	Adjustments	Consolidated

Interest income	$70	$20	$92	$-	$182
Net discount (premium) amortization	41	0	(6)	-	35
Total interest income	111	20	86	-	217
Interest expense	(13)	(17)	(69)	-	(99)
Net interest income	98	3	18	-	118
Provision for loan losses	(1)	(0)	(15)	-	(16)
Market valuation adjustments, net	(29)	-	(11)	-	(40)
Net interest income (loss) after provision	67	3	(8)	-	62
and market valuation adjustments
Operating expenses	(47)	(0)	(0)	-	(48)
Realized gains (losses) on sales and calls, net	12	-	(1)	-	11
Income from New Sequoia Entities	3	-	-	(3)	-
Loss from Other Consolidated Entities	(8)	-	-	8	-
Noncontrolling interest	-	-	1	-	1
Provision for income taxes	(0)	-	-	-	(0)
Net Income (Loss)	$26	$3	$(8)	$5	$26

(1) Certain totals may not foot due to rounding.

(2) The interest income and interest expense related to the resecuritization we engaged in during the third quarter of 2011 are included in Redwood (Parent).

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REDWOOD TRUST, INC.

We present this table to highlight the impact that Redwood (Parent), New Sequoia Entities, and our Other Consolidated Entities had on our GAAP balance sheet at December 31, 2011.

Consolidating Balance Sheet(1)
December 31, 2011		New	Other
($ in millions)	Redwood	Sequoia	Consolidated	Intercompany	Redwood
	(Parent) (2)	Entities (3)	Entities	Adjustments	Consolidated

Residential loans	$395	$676	$3,124	$-	$4,195
Commercial loans	158	-	12	-	170
Real estate securities, at fair value:
Trading securities	22	-	231	-	253
Available-for-sale securities	729	-	-	-	729
Cash and cash equivalents	267	-	-	-	267
Investment in New Sequoia Entities	49	-	-	(49)	-
Investment in Other Consolidated Entities	42	-	-	(42)	-
Total earning assets	1,661	676	3,367	(90)	5,614
Other assets	91	6	33	-	130
Total Assets	$1,752	$682	$3,400	$(90)	$5,743

Short-term debt	$428	$-	$-	$-	$428
Other liabilities	72	2	69	-	144
Asset-backed securities issued	220	631	3,289	-	4,139
Long-term debt	140	-	-	-	140
Total liabilities	859	633	3,358	-	4,851
Stockholders’ equity	893	49	42	(90)	893
Noncontrolling interest	-	-	-	-	-
Total equity	893	49	42	(90)	893

Total Liabilities and Equity	$1,752	$682	$3,400	$(90)	$5,743

(1) Certain totals may not foot due to rounding. Certain Sequoia and Acacia securitization entities and the resecuritization we engaged in during the third quarter of 2011 are treated as secured borrowing transactions for GAAP and we are required under GAAP to consolidate the assets and liabilities of these securitization entities. However, the securitized assets of these entities are not available to Redwood. Similarly, the liabilities of these entities are obligations payable only from the cash flow generated by their securitized assets and are not legal obligations of Redwood.

(2) The consolidating balance sheet presents the assets and liabilities of the resecuritization we engaged in during the third quarter of 2011 under Redwood (Parent), although these assets and liabilities are owned by the resecuritization entity and are legally not ours and we own only the securities and interests that we acquired from the resecuritization entity. At December 31, 2011, the resecuritization accounted for $325 million of available-for-sale securities and $220 million of asset-backed securities issued and our investment in this resecuritization is reflected in the difference between these assets and liabilities.

(3) The consolidating balance sheet presents the New Sequoia securitization entities separately from Other Consolidated Entities (Sequoia entities issued prior to 2010 and Acacia entities) to highlight our renewed focus on growing our core business of creating residential credit investments. As we complete additional securitizations, we expect New Sequoia Entities to represent a larger portion of our consolidated balance sheet as prior Sequoia securitization entities continue to pay down.

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REDWOOD TRUST, INC.

Tax / GAAP Differences(1)
Three Months Ended December 31, 2011
($ in millions, except per share data)
	Tax (Est.)	GAAP	Differences
Interest income	$31	$56	$(25)
Interest expense	(7)	(29)	23
Net Interest Income	25	27	(3)
Provision for loan losses	-	(8)	8
Realized credit losses	(15)	-	(15)
Market valuation adjustments, net	-	(10)	10
Operating expenses	(11)	(13)	1
Realized gains on sales and calls, net	-	0	(0)
Provision for income taxes	(0)	-	(0)
Less: Net loss attributable to noncontrolling interest	-	-	-
Net Loss	$(1)	$(3)	$2

Income per share	$(0.02)	$(0.03)	$0.01

Tax / GAAP Differences(1)
Year Ended December 31, 2011
($ in millions, except per share data)
	Tax (Est.)	GAAP	Differences
Interest income	$128	$217	$(89)
Interest expense	(17)	(99)	82
Net Interest Income	112	118	(7)
Provision for loan losses	-	(16)	16
Realized credit losses	(58)	-	(58)
Market valuation adjustments, net	-	(40)	40
Operating expenses	(45)	(48)	2
Realized gains on sales and calls, net	-	11	(11)
Provision for income taxes	(0)	(0)	0
Less: Net loss attributable to noncontrolling interest	-	(1)	1
Net Income	$9	$26	$(17)

Income per share	$0.11	$0.31	$(0.20)

(1) Certain totals may not foot due to rounding.

Taxable income for 2011 is an estimate until we file our 2011 tax return.

Taxable income per share is based on the number of shares outstanding at the end of each quarter. The taxable income per share for the year ended December 31, 2011 is the sum of the four quarterly per share estimates.

Dividends in 2011 are expected to be characterized as 25% ordinary income, or $19 million, and 75% return of capital, or $59 million. The 2010 dividends were characterized as 62% ordinary income, or $48 million, and 38% return of capital, or $30 million. The portion of Redwood's dividends characterized as a return of capital are not taxable to a shareholder and reduces a shareholder's basis for shares held at each quarterly distribution date.

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